EXHIBIT 12

                                ASHLAND INC.
             COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                 AND EARNINGS TO COMBINED FIXED CHARGES AND
                         PREFERRED STOCK DIVIDENDS
                               (In millions)


                                                                                    Years Ended September 30
                                                                  -------------------------------------------------------------
                                                                    1996        1997         1998         1999         2000
                                                                  ----------  ----------   ----------   ----------   ----------
EARNINGS

Income from continuing operations                                 $    115    $    169     $    178     $    291     $    292
Income taxes                                                            71         125          114          193          191
Interest expense                                                       154         148          133          141          189
Interest portion of rental expense                                      44          48           40           35           39
Amortization of deferred debt expense                                    1           1            1            1            2
Undistributed earnings of unconsolidated affiliates                     (3)         (6)         (62)         (11)        (112)
Earnings of significant affiliates*                                      7           7            -            -            -
                                                                  ----------  ----------   ----------   ----------   ----------
                                                                  $    389    $    492     $    404     $    650     $    601
                                                                  ==========  ==========   ==========   ==========   ==========

FIXED CHARGES

Interest expense                                                  $    154    $    148     $    133     $    141     $    189
Interest portion of rental expense                                      44          48           40           35           39
Amortization of deferred debt expense                                    1           1            1            1            2
Capitalized interest                                                     -           1            -            -            -
Fixed charges of significant affiliates*                                 6           5            -            -            -
                                                                  ----------  ----------   ----------   ----------   ----------
                                                                  $    205    $    203     $    174     $    177     $    230
                                                                  ==========  ==========   ==========   ==========   ==========

COMBINED FIXED CHARGES AND
PREFERRED STOCK DIVIDENDS

Preferred dividend requirements                                   $     19    $      9     $      -     $      -     $      -
Ratio of pretax to net income**                                       1.61        1.74            -            -            -
                                                                  ----------  ----------   ----------   ----------   ----------
Preferred dividends on a pretax basis                                   30          17            -            -            -
Fixed charges                                                          205         203          174          177          230
                                                                  ----------  ----------   ----------   ----------   ----------
                                                                  $    235    $    220     $    174     $    177     $    230
                                                                  ==========  ==========   ==========   ==========   ==========

RATIO OF EARNINGS TO FIXED CHARGES                                    1.90        2.42         2.32         3.67         2.61

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED
STOCK DIVIDENDS                                                       1.66        2.24         2.32         3.67         2.61

* Significant affiliates are companies accounted for on the equity method that are 50% or greater owned or whose indebtedness has been directly or indirectly guaranteed by Ashland or its consolidated subsidiaries.

** Computed as income from continuing operations before income taxes divided by income from continuing operations, which adjusts dividends on preferred stock to a pretax basis.